UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): October 12, 2018

MEDICAL TRANSCRIPTION BILLING, CORP.
(Exact name of registrant as specified in its charter)

Delaware	333-227524	22-3832302
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

7 Clyde Road, Somerset, New Jersey, 08873
(Address of principal executive offices, zip code)

(732) 873-5133

(Registrant’s telephone number, including area code)

Not Applicable
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[ ]	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ]	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ]	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ]	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company [X]

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. [X]

Item 1.01	Entry into a Material Definitive Agreement

On October 10, 2018, Medical Transcription Billing, Corp. (“MTBC” or the “Company”) entered into a Placement Agency Agreement (the “Agreement”) with H.C. Wainwright & Co., LLC (“H.C. Wainwright”) pursuant to which the Company agreed to issue and sell 600,000 shares of its 11% Series A Cumulative Redeemable Preferred Stock in a public offering pursuant to a Registration Statement on Form S-1 (File No. 333-227524), a Form S-1MEF (File No. 333-227777) and a related prospectus filed with the Securities and Exchange Commission. A form of the Agreement was filed as Exhibit 10.29 to the Registration Statement on Form S-1 (File No. 333-227524).

An Amendment to the Agreement was signed by MTBC and H.C. Wainwright on October 12, 2018, reducing the placement agent’s fee from 9.5% of gross proceeds to 9.0%. The Amendment to the Agreement is filed as Exhibit 10.1 to this Current Report on Form 8-K and is incorporated herein by reference.

Item 9.01	Financial Statements and Exhibits

(d)	Exhibits

10.1	Amendment to Placement Agency Agreement dated as of October 12, 2018.

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SIGNATURE(S)

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned, hereunto duly authorized.

Medical Transcription Billing, Corp.

Date: October 15, 2018	By:	/s/ Stephen Snyder
Stephen Snyder Chief Executive Officer

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